Exhibit 99.1

ReShape Lifesciences® Announces Pricing of $3.0 Million Public Offering

IRVINE, Calif., Sept. 29, 2023 (GLOBE NEWSWIRE) -- ReShape Lifesciences® (Nasdaq: RSLS), the premier physician-led weight loss and metabolic health solutions company, today announced the pricing of its public offering of 9,100,000 units, with each unit consisting of one share of common stock (or one pre-funded warrant to purchase one share of common stock in lieu thereof), and warrants to purchase one and one half shares of common stock. Each unit is being sold at a public offering price of $0.33. The warrants will be immediately exercisable at a price of $0.33 per share, subject to reduction as set forth in the warrants, and will expire five years from the date of issuance. The shares of common stock (or pre-funded warrants in lieu thereof) and accompanying warrants can only be purchased together in this offering, but will be issued separately and will be immediately separable upon issuance.

Gross proceeds, before deducting placement agent fees and other offering expenses, are expected to be approximately $3.0 million. The offering is expected to close on October 3, 2023, subject to customary closing conditions.

Maxim Group LLC is acting as sole placement agent in connection with this offering.

ReShape Lifesciences® has also agreed that certain existing warrants to purchase up to an aggregate of 1,347,849.42 shares of common stock of the Company that were previously issued to an institutional investor will be amended effective upon the closing of the offering so that the amended warrants will have an exercise price of $0.33.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-274227) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the "SEC") on September 29, 2023. The offering is being made only by means of a prospectus which is a part of the Registration Statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ReShape Lifesciences®

ReShape Lifesciences® is America’s premier weight loss and metabolic health-solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® System provides minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. ReShapeCare™ is a virtual weight-management program that supports lifestyle changes for all weight loss patients led by board-certified health coaches to help them keep the weight off over time. The recently launched ReShape Marketplace™ is an online collection of quality wellness products curated for all consumers to help them achieve their health goals. The investigational Diabetes Bloc-Stim Neuromodulation™ (DBSN™) system utilizes a proprietary vagus nerve block and stimulation technology platform for the treatment of type 2 diabetes and metabolic disorders. The Obalon® balloon technology is a non-surgical, swallowable, gas-filled intra-gastric balloon that is designed to provide long-lasting weight loss. For more information, please visit www.reshapelifesciences.com.

Forward-Looking Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. Forward-looking statements in this press release and other factors that may cause such differences include the satisfaction of customary closing conditions related to the offering and the expected timing of the closing of the offering. These and additional risks and uncertainties are described more fully in the company's filings with the Securities and Exchange Commission, including those factors identified as "risk factors" in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

CONTACTS

ReShape Lifesciences Investor Contact:

Thomas Stankovich

Chief Financial Officer

949-276-6042

ir@ReShapeLifesci.com

Investor Relations Contact:

Rx Communications Group

Michael Miller

(917)-633-6086

mmiller@rxir.com